Exhibit 99.1

TALEND S.A. 2017 EMPLOYEE STOCK PURCHASE PLAN

EFFECTIVE DATE: October 31, 2017

1. GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase ADSs. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Eligible Employees, to secure and retain the services of new Eligible Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates.

(c) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminating basis. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan, except in each case with respect to a Non-423 Component), and the Company will designate which Designated Company is participating in each separate Offering.

2. ADMINISTRATION.

(a) The Board will administer the Plan.

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(viii) To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of ADS issuances, any of which may vary according to applicable requirements.

(c) Notwithstanding the foregoing, any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in this Plan, provided that the officer is duly authorized with respect to such matter, right, obligation, determination or election.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. ADSS SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of ADSs that may be issued under the Plan will not exceed 571,000 ADSs.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the ADSs not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The ADSs purchasable under the Plan will be authorized but unissued or reacquired ADSs, including ADSs repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase

Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of an ADS on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of an ADS on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been employed by the Company, a Related Corporation, or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate, as applicable, is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns securities representing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the securities ownership of any Employee, and ADSs which such Employee may purchase under all outstanding Purchase Rights and options will be treated as securities owned by such Employee.

(c) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations or Affiliates, do not permit such Eligible Employee’s rights to purchase ADSs of the Company or any Related Corporation or Affiliates to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such ADSs (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(d) Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of ADSs (rounded down to the nearest whole ADS) purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering)

during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and ADSs will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of ADSs that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of ADSs that may be purchased by all Participants pursuant to such Offering, and (iii) a maximum aggregate number of ADSs that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of ADSs issuable on exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the ADSs (rounded down to the nearest whole ADS) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of ADSs acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the ADSs on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the ADSs on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company or any third party designated by the Company (each, a “Company Designee”). The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a Company Designee or otherwise be segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable laws or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. On such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions without interest and such Participant’s Purchase Right in that Offering will then terminate. A Participant’s withdrawal from that Offering will have no effect on his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. As soon as practicable, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of ADSs (rounded down to the nearest whole ADS), up to the maximum number of ADSs permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional ADSs will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of ADSs on the final Purchase Date in an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the ADSs to be issued on such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the Plan. If on a Purchase Date the ADSs are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the ADSs are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the ADSs are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest.

9. COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell ADSs thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of ADSs under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights or to issue and sell ADSs on exercise of such Purchase Rights.

10. DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any ADSs or Contributions from the Participant’s account under the Plan if the

Participant dies before such ADSs or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation or change must be on a form approved by the Company or as approved by the Company for use by a Company Designee.

(b) If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any ADSs and Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such ADSs and Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. CAPITALIZATION ADJUSTMENTS AND CHANGE IN CONTROL EVENTS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding, and conclusive.

(b) In the event of a Change in Control, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the shareholders in the Change in Control) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase ADSs (rounded down to the nearest whole ADS) prior to the Change in Control under the outstanding Purchase Rights (with such actual date to be determined by the Board in its sole discretion), and the Purchase Rights will terminate immediately after such purchase.

12. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, shareholder approval will be required for any amendment of the Plan for which shareholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) materially increases the number of ADSs available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which ADSs may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent shareholder approval is required by applicable laws, regulations, or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right or the 423 Component complies with the requirements of Section 423 of the Code.

13. SECTION 409A OF THE CODE; TAX QUALIFICATION.

(a) Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the ADSs subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled, or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14. EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.

15. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of ADSs pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, ADSs subject to Purchase Rights unless and until the Participant’s ADSs acquired on exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue his or her employment with the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the French Republic without resort to its conflicts of laws rules.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f) If any provision of the Plan does not comply with applicable law or regulations, such provision will be construed in such a manner as to comply with applicable law or regulations.

16. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “ADS” means an American Depositary Share. Each ADS represents one Ordinary Share.

(c) “Affiliate” means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.

(d) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).  Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan, provided, however, that this delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the ADSs subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, dividend in property other than cash (including securities), large nonrecurring cash dividend, securities split, liquidating dividend, combination of securities, exchange of securities, change in corporate structure, or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Change in Control” means any of the following events: (i) a merger of the Company into another corporation which is not controlled by the shareholders controlling the Company immediately before the completion of the relevant merger, (ii) the sale by one or several shareholders of the Company, acting alone or in concert, to any acquirer of a number of ADSs resulting in a transfer of more than fifty percent (50%) of the ADSs and voting rights of the Company to said acquirer, or (iii) the sale of all or almost all assets of the Company to any acquirer which are not controlled by the Company or its shareholders.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Company” means Talend S.A., which is organized in the legal form of a société anonyme under the laws of the French Republic.

(j) “Contributions” means the payroll deductions or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and other payments during the Offering.

(k) “Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.

(l) “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component will not be a Related Corporation participating in the Non-423 Component.

(m) “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(n) “Director” means a member of the Board.

(o) “Effective Date” means October 31, 2017.

(p) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(q) “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(s) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(t) “Fair Market Value” means, as of any date, the value of the ADSs determined as follows:

(i) If the ADSs are listed on any established stock exchange or traded on any established market, the Fair Market Value of an ADS will be the closing sales price for such ADS as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the ADSs) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the

Board, if there is no closing sales price for the ADSs on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the ADSs, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code.

(u) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(v) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(w) “Offering Date” means a date selected by the Board for an Offering to commence.

(x) “Officer” means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.

(y) “Ordinary Share” means an ordinary share of the Company.

(z) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(aa) “Plan” means this Talend S.A. 2017 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(bb) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of ADSs will be carried out in accordance with such Offering.

(cc) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(dd) “Purchase Right” means an option to purchase ADSs granted pursuant to the Plan.

(ee) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ff) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(gg) “Trading Day” means any day on which the exchange or market on which ADSs are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or any successors thereto, is open for trading.